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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CP Limited Partnership of our report dated February 2, 2001, except for Notes 9 and 15, as to which the dates are March 15, 2001 and August 3, 2001, respectively, relating to the CWS Communities Trust financial statements and financial statement schedules for the years ended December 31, 2000, 1999, and 1998, which appear in the Form 8-K/A filed on October 17, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Denver, Colorado
February 28, 2002